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                                                                    Exhibit (14)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form N-14 of Metropolitan Series Fund, Inc. of our report dated February 13, 2004 appearing in the Annual Report of Metropolitan Series Fund, Inc. for the year ended December 31, 2003. We also consent to the incorporation by reference of such report in the separate Statements of Additional Information relating to the mergers of (i) MFS Research Managers Portfolio and MFS Investors Trust Portfolio, (ii) Balanced Portfolio and MFS Total Return Portfolio and (iii) FI Mid Cap Opportunities Portfolio and Janus Mid Cap Portfolio (each a "Merger"), each of which is part of this Registration Statement.

We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus/Proxy Statement relating to each Merger, each of which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 17, 2004